SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  August 17, 2009

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Event.

On August 17, 2009, Harbin Electric, Inc. (the “Company”) issued a press release announcing that it closed the sale of an additional 937,500 shares of common stock at the public offering price of $16.00 per share, pursuant to the over-allotment option exercised in full by Roth Capital Partners, LLC (“Roth”) in connection with its public offering that closed on August 4, 2009. The exercise of the over-allotment option brings the total number of shares sold by the Company in this public offering to 7,187,500 and the total gross proceeds to $115 million. The aggregate net proceeds received by the Company totaled approximately $107.5 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company. Roth acted as the sole underwriter for the offering. A copy of the press release is filed herewith as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated August 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

Dated: August 18, 2009	By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 17, 2009.